AGREEMENT FOR COOPERATIVE AND JOINT USE OF PERSONNEL, PROPERTY AND
      SERVICES BETWEEN THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED
                          STATES AND AXA ADVISORS, LLC

          Agreement made as of the 21st day of September, 1999 between THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES, a New York stock life insurance company ("Equitable Life") and AXA ADVISORS, LLC, a Delaware limited liability company ("AXA Advisors").

          WHEREAS, both Equitable Life and AXA Advisors are wholly-owned subsidiaries of AXA Financial, Inc.;

          WHEREAS, AXA Advisors distributes variable life insurance and annuity contracts issued by Equitable Life and shares of investment companies to which Equitable Life acts as investment advisor, as well as various other securities, products and services;

          WHEREAS, AXA Advisors desires to utilize Equitable Life personnel, property and services in carrying out its management, administrative and other corporate functions and Equitable Life is willing to furnish the same on the terms and conditions hereinafter set forth;

          WHEREAS, Equitable Life desires to be reimbursed for its costs and expenses incurred in rendering such services; and

          WHEREAS, both Equitable Life and AXA Advisors desire to enter into an agreement that supersedes the Clerical and Personnel Services Agreement dated June 15, 1983 and the Shared Facilities and Personnel Agreement dated December 14, 1971 between Equitable Life and Equico Securities, Inc. (whose successor, EQ Financial Consultants, Inc., merged with and into AXA Advisors on September 20,
1999);

          NOW, THEREFORE, the parties do hereby agree as follows:

       1. Equitable Life from time to time may provide, as available, to AXA Advisors the personnel, property and services reasonably necessary to perform its management, administrative and other corporate functions, including (but not limited to) the following:
          a) general corporate and management functions, such as corporate finance, strategic planning, accounting, tax, auditing, legal, human resources, corporate and financial communications, marketing, public relations and advertising, risk management, communications, technology, data processing, and corporate secretarial;
          b) distribution of variable life insurance and annuity contracts issued by Equitable Life and shares of investment companies to which Equitable Life acts as investment advisor, as well as various other securities, products and services;
          c) solicitation of orders for purchases of contracts, securities, products and services distributed by AXA Advisors, including through the mailing of

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             prospectuses and other informational materials to AXA Advisors account holders, Equitable Life policyholders, and their beneficiaries;
          d) processing of payments and disbursements to registered representatives; and
          e) licensing and supervision of registered representatives to ensure compliance with legal requirements imposed by the NASD, SEC, and other regulatory authorities.

       2. a) Equitable Life shall permit AXA Advisors to include copies of prospectuses and other informational materials in such of Equitable Life's routine mailings to policyholders and beneficiaries as Equitable Life and AXA Advisors shall mutually agree upon.

          b) Equitable Life shall also cause such of its agents or employees as shall be agreed upon between the parties from time to time to become qualified, at AXA Advisors' expense, as registered representatives of AXA Advisors to solicit orders for the purchase of securities through the use of prospectuses and other informational materials provided by AXA Advisors, in accordance with the solicitation procedures specified by AXA Advisors. Each of these registered representatives shall be subject to the supervision of and the compliance procedures imposed by AXA Advisors, and Equitable Life agrees to cooperate with AXA Advisors in insuring compliance by each of these registered representatives with such procedures.

       3. The services provided by Equitable Life under this Agreement shall not include any services provided to AXA Advisors by Equitable Life pursuant to separate agreements.

       4. AXA Advisors shall pay Equitable Life the actual costs (direct and indirect) and expenses incurred by Equitable Life in furnishing personnel, property and services pursuant to this Agreement. In determining the basis for the apportionment of costs and expenses, specific identification or estimates based on time, company assets, square footage or any other mutually agreeable method providing for a fair and reasonable allocation of costs and expenses may be used provided such method is in conformity with generally accepted accounting principles and with the requirements of Section 1505(a) of the New York Insurance Law and New York Insurance Department Regulation No. 33. The charge to each party for such apportioned expenses shall be at cost as described in this
Section 4.

       5. Within 45 days after the end of each calendar quarter, and more often if desired, Equitable Life shall submit to AXA Advisors a statement of apportioned expenses showing the basis for the apportionment of each item. Settlement, which shall be on a cost basis, shall be made 30 days thereafter. The statement of apportioned expenses shall set forth in reasonable detail the nature of the costs and expenses being apportioned and other relevant information to support the charges. Notwithstanding any provision to the contrary contained herein, the parties may extend or modify any settlement date or other deadline in this Section 5 or elsewhere in this Agreement by mutual agreement.

         6. Each party shall have the right to conduct an audit of the books, records and accounts of the other party upon giving reasonable notice of its intent to conduct such an audit. In the event of such audit, each party shall give to the other party reasonable cooperation and access to all books, records and accounts necessary to the audit.

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

       7. Each party shall be and remain sole owner of its records, including but not limited to business and corporate records, regardless of the use or possession by either party of the other party's records. Equitable Life and AXA Advisors shall each individually maintain separate books, accounts and records in respect to personnel, property and services provided under this Agreement and shall cooperate and use reasonable efforts to prepare and/or obtain in a timely fashion any and all books, accounts, records or other documentation as may be necessary or desirable in connection with this Agreement and/or the personnel, property or services provided hereunder.

       8. The books, accounts and records of Equitable Life and AXA Advisors as to all transactions between them under this Agreement shall be maintained so as to clearly and accurately disclose the nature and details of the transactions, including such accounting information as is necessary to support the reasonableness of the charges under this Agreement.

       9. Should an irreconcilable difference of opinion between Equitable Life and AXA Advisors arise as to the interpretation of any matter respecting this Agreement, it is hereby mutually agreed that such differences shall be submitted to arbitration as the sole remedy available to both parties. Such arbitration shall be in accordance with the rules of the American Arbitration Association, the arbitrators shall have extensive experience in the insurance industry, and the arbitration shall take place in New York, New York.

       10. The term of this Agreement shall commence as of the effective date of this Agreement and continue until terminated by either party on not less than 60 days prior written notice to the other party or by an agreement in writing signed by both parties specifying the effective date of termination.

       11. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York.

       12. The requirements of Equitable Life shall take precedence over the requirements of AXA Advisors under this Agreement, and Equitable Life shall furnish personnel, property and services to AXA Advisors only when Equitable Life has available capacity to do so.

       13. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto.

                                THE EQUITABLE LIFE ASSURANCE SOCIETY
                                OF THE UNITED STATES



                                 By: /s/Kevin R. Byrne
                                     --------------------------------
                                 Name:  Kevin R. Byrne
                                 Title: Senior Vice President & Treasurer

                                 AXA ADVISORS, LLC


                                 By: /s/Michael F. McNelis
                                     --------------------------------
                                 Name:  Michael F. McNelis
                                 Title: President & COO

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